Exhibit 21
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Subsidiaries of Liberty

    The following table sets forth the direct and indirect operating subsidiaries of Liberty as of December 31, 1993 and the jurisdiction in which each subsidiary was incorporated or organized.

                                                             Jurisdiction
                                                                   of
Name                                                         organization
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Liberty National Bank and Trust Company of Kentucky (1)      United States
Liberty Investment Services, Inc. (1)                        Kentucky
Liberty Financial Services, Inc. (1)                         Kentucky
LNB Acquisition Corp. (1)                                    Kentucky
CSB Bancshares, Inc. (1)                                     Kentucky
Liberty National Leasing Company (2)                         Kentucky
Liberty Vehicle Leasing Company (2)                          Kentucky
Investment Realty Company (2)                                Kentucky
Liberty Properties, Inc. (2)                                 Kentucky
LNB Life Insurance Company (2)                               Kentucky
Money Card Incorporated (2)                                  Kentucky
Liberty National Bank of Owensboro (1)                       United States
Citizens State Corporation (3)                               Kentucky
Liberty National Bank of Northern Kentucky (1)               United States
Liberty National Bank of Madisonville (1)                    United States
Liberty National Bank and Trust Company of Indiana (4)       United States
First B.C. Realty Corporation (5)                            Indiana
Liberty National Bank of Shelbyville (1)                     United States
Liberty National Bank and Trust
  Company of Hardin County (1)                               United States
Farmers Deposit Bank of Brandenburg (6)                      Kentucky
Hardin County Bank and Trust, Inc. (6)                       Kentucky
First Federal Savings Bank (1)                               United States
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(1) wholly-owned by Liberty
(2) wholly-owned by Liberty Bank
(3) wholly-owned by Liberty National Bank of Owensboro
(4) wholly-owned by CSB Bancshares, Inc.
(5) wholly-owned by Liberty National Bank and Trust Company of Indiana
(6) wholly-owned by LNB Acquisition Corp.